Exhibit 99.08
VOTING INSTRUCTION FORM
DIRECTION GIVEN BY REGISTERED HOLDERS OF
EXCHANGEABLE SHARES IN THE CAPITAL OF SOLECTRON GLOBAL SERVICES CANADA INC.
FOR THE SEPTEMBER 27, 2007 SPECIAL MEETING OF
STOCKHOLDERS OF SOLECTRON CORPORATION
The undersigned, having read the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on August 7, 2007 (the “Joint Proxy Statement/Prospectus”) in connection with the special meeting (the “Special Meeting”) of the stockholders of Solectron Corporation (the “Company”) relating to the expected merger of the Company with and into Saturn Merger Corp. (“Subco”), a wholly-owned subsidiary of Flextronics International Ltd. (“Flextronics”), pursuant to the terms of the Agreement and Plan of Merger, dated June 4, 2007, by and among the Company, Flextronics and Subco (the “Merger Agreement”), receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of December 3, 2001, among the Company, Solectron Global Services Canada Inc. and the Trustee (as successor to National Bank Trust Inc.), as follows:
(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR PROPOSALS 1 AND 2 BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING TO VOTE IN ITS DISCRETION.)
(Please select one of A, B or C)
A.       ☐ Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Special Meeting, or any postponement or adjournment thereof, as follows:
          (Please complete the following only if you have selected Alternative A)
 1. To adopt the Merger Agreement.

For	Against	Abstain

¡	¡	¡
2. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1.

For	Against	Abstain

¡	¡	¡
3. To vote, in its discretion, upon any and all matters incident to the foregoing and such other business as may legally come before the Special Meeting or any adjournment or postponement of the Special Meeting.
(If you have selected Alternative A, please go directly to the signature line on this page.)
     B. ☐ Deliver a proxy card to the undersigned at the Special Meeting with respect to all the Exchangeable Shares in the capital of Solectron Global Services Inc. held by the undersigned on the record date for the Special Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.

(If you have selected Alternative B, please go directly to the signature line on this page.)
     C.       ☐ Deliver a proxy card to            at the Special Meeting to attend and act for and on behalf of the undersigned at the Special Meeting with respect to all the Exchangeable Shares in the capital of Solectron Global Services Canada Inc. held by the undersigned on the record date for the Special Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.
     Executed on the        day of                     , 2007.

Signature:
Print Name:
Signature:
Print Name:
NOTES:
(1)
A shareholder has the right to appoint a person to represent him/her at the Special Meeting by inserting in the space provided the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.

(2)
To be valid, this Voting Instruction Form must be signed and deposited with Computershare Trust Company of Canada, 9th  Floor Proxy Department, 100 University Avenue, Toronto, Ontario, M5J 2Y1 in the enclosed return envelope or by fax to (866) 249-7775 prior to 5:00 p.m., Toronto time, two business days before the Special Meeting or, if the Special Meeting is adjourned, two business days before any adjourned Special Meeting.

(3)	If an individual, please sign exactly as your Exchangeable Shares are registered.

(4)
If the shareholder is a corporation, this Voting Instruction Form must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

(5)
If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This Voting Instruction Form must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this Voting Instruction Form.

(6)
In many cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in Annex F of the Joint Proxy Statement/Prospectus and carefully follow the instructions of their intermediaries.

(7)	If a share is held by two or more persons, each should sign this Voting Instruction Form.

(8)	If this Voting Instruction Form is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.